UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K/A (No.1)
Amending Form 8-K dated May 9, 2007 and filed May 15, 2007

Current Report Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report: May 22, 2007
(Date of earliest event reported)

VoIP, Inc.
(Exact name of Company as specified in its charter)

Texas	000-28985	75-2785941
(State or Other Jurisdiction)	(Commission File Number)	(I.R.S. Employer Identification)
of Incorporation)

 151 So. Wymore Rd., Suite 3000, Altamonte Springs, Florida 32714

  (Address of principal executive offices) (Zip Code)

Registrant's telephone number, including area code: (407) 389-3232

N/A

 (Former name or former address, if changed since last report)

☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 40.13e-4(c))

Item 1.01 Entry Into a Material Definitive Agreement

This report amends and incorporates the VoIP, Inc. (the “Company”) Form 8-K filed on May 15, 2007. As previously disclosed, on May 9, 2007, the Company entered into separate Advisory Services Agreements (the “Agreements”) with two individuals (the “Consultants”) to provide the Company with, among other things, advice regarding strategic planning, organizational and corporate structure, and overall business analysis with the goal of preparing the Company for capital market investor due diligence. The Consultants were also to provide introductions to NASD member firm banking relationships, and funding and financing firms, with contingency fees earned from any financing the Company may later receive as a result of the business introductions above.

On May 22, 2007 the Company and the Consultants amended their agreements, deleting the services and related fees described in the last sentence of the preceding paragraph.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

See Item 1.01 above.

Item 3.02 Unregistered Sales of Equity Securities

See Item 1.01 above.

SIGNATURES

Pursuant to the requirement of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VoIP, INC.

Date: May 22, 2007	By:	/s/ Robert Staats
Robert Staats
Chief Accounting Officer